UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        _________________

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        November 13, 2004
        ________________________________________________
        Date of Report (Date of earliest event reported)


                        Molex Incorporated
     ______________________________________________________
     (Exact name of registrant as specified in its charter)


         Delaware             0-7491         36-2369491
    _________________      ____________    ______________
     (State or other       (Commission      (IRS Employer
       jurisdiction        File Number)    Identification
    of incorporation)                           No.)


     2222 Wellington Court, Lisle, Illinois           60532
    ________________________________________       __________
    (Address of principal executive offices)       (Zip Code)


                           (630) 969-4550
      ____________________________________________________
      (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ]   Written  communications pursuant to  Rule  425  under  the
Securities Act (17 CFR 230.425)

[ ]   Soliciting  material  pursuant to  Rule  14a-12  under  the
  Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to  Rule  14d-2(b)
  under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to  Rule  13e-4(c)
  under the Exchange Act (17 CFR 240.13e-4(c))


Item 3.01   Notice of Delisting or Failure to Satisfy a Continued
            Listing Rule or Standard; Transfer of Listing.
_________   _____________________________________________________

     As a result of the previously-announced resignation of Deloitte & Touche LLP ("Deloitte"), Molex's former independent auditor, on November 13, 2004, the unaudited financial statements for the fiscal quarter ended September 30, 2004 included in Molex's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2004 were not reviewed by an independent public accountant under Statement of Auditing Standards No. 100 "Interim Financial Information" as is required by SEC requirements. As disclosed in such Form 10-Q filing, the Nasdaq Stock Market, Inc. ("Nasdaq") views the Company as delinquent in its filing obligations in these circumstances. As previously disclosed, Molex plans to file an amendment to its Form 10-Q for the fiscal quarter ended September 30, 2004 promptly after the SAS 100 review of the unaudited financial statements for that quarter has been completed by new independent auditors. Filing the planned amendment to the Form 10-Q after the SAS 100 review of the interim financial statements has been completed would make Molex current in its SEC filing obligations and in compliance with the applicable Nasdaq continued listing requirement.

     On November 15, 2004, Molex received a letter from the Nasdaq staff indicating that Molex is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires Molex to file with the Nasdaq Stock Market, Inc. copies of all reports filed or required to be filed with the SEC, and the Company's securities are, therefore, subject to delisting from The Nasdaq National Market. Nasdaq has modified and appended an "E" to the trading symbols for Molex common stock (MOLXE) and Class A common stock (MOLAE) which will remain until Molex has remedied this non-compliance. As permitted by the November 15, 2004 letter from Nasdaq and Nasdaq rules, Molex will request a hearing before a Nasdaq Listing Qualifications Panel to review the determination of the Nasdaq staff described above. Molex also expects to request an extension sufficient to allow a successor independent registered public accounting firm to complete its review of the unaudited financial statements for the fiscal quarter ended September 30, 2004 and for Molex to file an amended Form 10-Q for that quarter with the SEC. There can be no assurance the Panel will grant the Company's request for such an extension of time.



Item 4.01   Changes in Registrant's Certifying Accountant.
_________   ______________________________________________

     On November 13, 2004, Deloitte & Touche LLP, the independent registered public accounting firm engaged to audit Molex's consolidated financial statements, resigned effective as of such date.

     The Audit Committee of Molex's Board of Directors did not recommend, nor was it asked to approve, Deloitte's resignation. As of the filing hereof on November 18, 2004, the Audit Committee had commenced the process of identifying and engaging a new independent registered public accounting firm, but has not engaged a new independent registered public accounting firm for Molex.

     The reports of Deloitte on Molex's consolidated financial statements for the years ended June 30, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as described in the following sentence. The report of Deloitte on Molex's consolidated financial statements for the year ended June 30, 2004 indicated that, as described in Note 3 to such consolidated financial statements, the consolidated statement of cash flows for the year ended June 30, 2003 had been restated.

     There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended June 30, 2003 and 2004, or during the subsequent interim period through November 13, 2004, except as described in the following seven paragraphs.

     As disclosed in Molex's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, included in the results for the three months ended September 30, 2004 is a charge of $8.0 million ($5.8 million after-tax or $0.03 per share), of which $3.0 million ($2.2 million after-tax) related to fiscal 2004. This adjustment related to the omission of certain intercompany inventory in the Company's calculation of profit-in-inventory (PII) elimination. The Company has concluded that the amounts related to fiscal 2004 and prior years are not material, both individually and in the aggregate, to the trends of the financial statements for those periods affected, and to a fair presentation of the Company's results of operations and financial statements. Accordingly, results for fiscal 2004 and prior years have not been restated. Also included in the results for the three months ended September 30, 2004 is a reversal of a prior year insurance accrual of $2.7 million ($2.0 million after-tax), which was no longer required, and a reduction in inventory allowance of $1.5 million ($1.1 million after-tax).

     In mid-July, 2004, Molex's Corporate Finance Group identified an issue with the "in-transit" intercompany inventory in the calculation of profit-in-inventory elimination. On July 21, 2004, Molex's Vice President, Treasurer and Chief Financial Officer brought this matter to the attention of other members of senior management including Molex's Vice Chairman and Chief Executive Officer. Molex management determined to further investigate including to determine how this situation occurred, an estimate of the amounts involved, and to review all inventory allowances to ensure that overall inventories were accounted for appropriately. Molex management concluded, based on the preliminary available estimates of the potential magnitude known at that time, that the amounts related to fiscal 2004 and prior years would not be material, either individually or in the aggregate, to the trends of the financial statements for those periods affected, and to a fair presentation of Molex's results of operations and financial statements. Molex subsequently issued a press release announcing its results of operations for the fiscal fourth quarter and year ended June 30, 2004 on July 27, 2004. On September 10, 2004, a representation letter dated August 20, 2004 was signed by Molex's Vice Chairman and Chief Executive Officer and its Vice President, Treasurer and Chief Financial Officer and delivered to Deloitte in connection with the audit of Molex's financial statements as of and for the year ended June 30, 2004 and the filing of Molex's Annual Report on Form 10-K on September 10, 2004.

     Molex's fiscal first quarter ended on September 30, 2004.
As part of the quarter-end close process, Molex reviewed the PII issue and initially recorded only a portion of the estimated adjustment attributable to prior years, as the full analysis of all inventory allowances was not complete. At a scheduled meeting on October 15, 2004, management discussed with Deloitte the nature, estimated amount and proposed accounting treatment of the PII omission as it related to prior years. During this meeting, management also discussed with Deloitte an issue which had been identified relating to the treatment of components in Molex's calculations of slow and excess inventory allowance as well as the status of the self-insurance reserve. At a meeting of the Audit Committee on October 19, 2004 to discuss the fiscal first quarter results attended by representatives of Molex and Deloitte, Molex's Vice President, Treasurer and Chief Financial Officer and Deloitte discussed with the Audit Committee the omission with respect to PII as well as other items including the reversal of a prior year insurance accrual and the status of the Company's analysis of other inventory allowances. Molex and Deloitte agreed as to the estimated amount of the adjustment with respect to PII, but disagreed regarding Molex's proposed accounting treatment. Deloitte informed Molex that the entire estimated PII impact should be recorded in the fiscal quarter ended September 30, 2004. The Audit Committee asked management and Deloitte to work jointly to determine the appropriate accounting treatment, and after further discussions, the entire estimated PII impact was recorded in the fiscal first quarter ended September 30, 2004. Molex issued a press release announcing its results of operations for the fiscal first quarter on October 20, 2004. At a meeting of the Audit Committee on October 21, 2004, the resolution of the PII adjustment was discussed as well as the adjustment recorded by Molex for the reduction in inventory allowance. The Audit Committee Chairman provided reports of the October 19 and 21 meetings of the Audit Committee to the full Board of Directors on October 22, 2004.

     On October 21, 2004, in response to a question from Deloitte, Molex's Vice President, Treasurer and Chief Financial Officer confirmed that she was aware of the potential for a PII adjustment prior to delivery of the representation letter on September 10, 2004. On October 27, 2004, Deloitte for the first time expressed to the Audit Committee that the omission with respect to PII described above should have been disclosed in the representation letter dated August 20, 2004 signed by Molex's Vice Chairman and Chief Executive Officer and Vice President, Treasurer and Chief Financial Officer and delivered to Deloitte on September 10, 2004. Molex's Vice Chairman and Chief Executive Officer and Vice President, Treasurer and Chief Financial Officer did not believe that the matter was required to be addressed in that letter. Deloitte also suggested that the Audit Committee inquire as to the circumstances surrounding this matter.

     The Audit Committee, with the assistance of independent legal and accounting advisors, conducted an inquiry into the omission and related matters. The Audit Committee concluded that it concurs with management's recommendations as to the accounting treatment for such omission and no additional adjustments were identified as a result of this inquiry. The Audit Committee also concluded that no one deliberately withheld information regarding the PII issue from Deloitte with the intent of affecting Molex's financial statements. The Audit Committee presented the findings of the inquiry to Deloitte. Deloitte requested additional information relating to this matter, including factual discrepancies regarding written materials and recollections of relevant parties. The Audit Committee made further inquiries and provided Deloitte with additional information in response to its requests.

     Molex filed a Form 12b-25 with the Commission on November 10, 2004 that extended the filing deadline of the Form 10-Q for the fiscal quarter ended September 30, 2004 until November 15, 2004. The Molex Board of Directors on November 10 named Robert Mahoney, an Executive Vice President and former Chief Financial Officer of Molex, as the Acting Chief Financial Officer, and reassigned the prior Vice President, Treasurer and Chief Financial Officer to the position of Vice President and Treasurer. The Board's action was in response to Deloitte having advised Molex that, because of its view that this matter should have been disclosed in the representation letter dated August 20, 2004 delivered to Deloitte on September 10, 2004, Deloitte would require representations and certifications from a new principal accounting and financial officer in connection with Molex's future filings with the Securities and Exchange Commission containing financial statements, including the Form 10-Q for the fiscal quarter ended September 30, 2004. Deloitte further advised Molex that it was considering whether it would require representations and certifications from a new principal executive officer in connection with Molex's future SEC filings.

     After further discussions among Molex, Deloitte and the Audit Committee, Deloitte advised Molex on November 13, 2004 that Deloitte was unwilling to continue to rely on the representations of Molex's Vice Chairman and Chief Executive Officer and Vice President, Treasurer and (former) Chief Financial Officer who had signed the representation letter dated August 20, 2004. Deloitte further advised Molex that Deloitte was willing to complete its review of Molex's unaudited financial statements for the fiscal quarter ended September 30, 2004 to be included in Molex's Form 10-Q for that fiscal quarter, but subject to a new condition. This newly-imposed condition was that Molex's Vice Chairman and Chief Executive Officer and Vice President, Treasurer and (former) Chief Financial Officer no longer serve as officers of Molex or in management roles where they have any significant responsibilities for the maintenance of Molex's books and records, preparation of Molex's financial statements, or are an integral part of the Company's underlying system of internal accounting controls. Molex's Audit Committee and Board of Directors each unanimously rejected this condition imposed by Deloitte. Following the communication of Molex's position, representatives of Deloitte advised Molex on November 13, 2004 that Deloitte was resigning as Molex's independent auditors effective immediately.

     In connection with the audits of Molex's consolidated financial statements for the years ended June 30, 2003 and 2004, and during the subsequent interim period through November 13, 2004, there were no disagreements between Molex and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its report, except as described above and in this paragraph with respect to Deloitte's disagreement with the accounting treatment of the PII adjustment initially proposed by Molex management. Deloitte informed Molex that the entire estimated PII impact should be recorded in the fiscal quarter ended September 30, 2004. The issue was discussed with the Audit Committee. The Audit Committee asked management and Deloitte to work jointly to determine the appropriate accounting treatment, and after further discussions, the entire estimated PII impact was recorded in the fiscal first quarter ended September 30, 2004 as reflected in the earnings press release issued on October 20, 2004 and in the Form 10-Q filed with the Commission on November 15, 2004.

     Molex has authorized Deloitte to respond fully to the inquiries of any potential successor accountant concerning the subject matter of the foregoing.

     Molex has requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Molex will amend this Form 8-K and attach a copy of such letter as an exhibit promptly after Deloitte furnishes the letter to Molex.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MOLEX INCORPORATED

Date: November 18, 2004        By:  /s/ Louis A. Hecht
                                    ________________________
                                    Louis A. Hecht
                                    Corporate Secretary and General
                                    Counsel